Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned officers of Trulieve Cannabis Corp. (the “Company”) certifies, to her or his knowledge and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2023 complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2023	By:	/s/ Kim Rivers
Kim Rivers
Chief Executive Officer (Principal Executive Officer)

Date: May 10, 2023	By:	/s/ Alex D’Amico
Alex D’Amico
Chief Financial Officer (Principal Financial Officer)